Filed pursuant to Rule 424(b)(5)

Registration No.: 333-267932

PROSPECTUS SUPPLEMENT

(to Prospectus dated October 26, 2022)

MIDATECH PHARMA PLC

393,973 American Depositary Shares

Representing 9,849,325 Ordinary Shares

We are offering 393,973 of our American Depositary Shares, or Depositary Shares, at a price of $1.00 per Depositary Share pursuant to this prospectus supplement, or the Registered Depositary Shares. Each Depositary Share represents 25 of our ordinary shares, nominal value 0.1p per share, or ordinary shares.

In a private placement, or the Private Placement, we will also issue to the purchaser in this offering (i) 584,082 of our Depositary Shares at a price of $1.00 per Depositary Share, or the Unregistered Depositary Shares, (ii) Series A Depositary Share purchase warrants exercisable for an aggregate of 10,000,000 Depositary Shares, or the Series A Warrants, (iii) Series B Depositary Share purchase warrants exercisable for an aggregate of 10,000,000 Depositary Shares, or the Series B Warrants, and (iv) 9,021,945 Pre-Funded Depositary Share warrants to purchase up to 9,021,945 Depositary Shares, or the Pre-Funded Warrants, and collectively with the Series A Warrants and Series B Warrants, the Warrants. The Series A Warrants and Series B Warrants will each be exercisable at an exercise price of $1.00 per ADS, subject to adjustments for certain dilutive equity issuances. The Pre-Funded Warrants will be exercisable at an exercise price of $0.001 per ADS. The Warrants will become exercisable on the initial date of issuance, or the initial exercise date. The Series A Warrants will expire one year from the initial exercise date. The Series B Warrants will expire six years from the initial exercise date. The Pre-Funded Warrants will be exercisable at any time after the initial exercise date until exercised in full. A holder of the Warrants may not exercise the Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% (such amount to be determined at the option of the holder) of the number of ordinary shares outstanding immediately after giving effect to such exercise. The Unregistered Depositary Shares, Warrants, Depositary Shares issuable upon the exercise of the Warrants, or the Warrant Shares, and the ordinary shares underlying the Warrant Shares, are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, nor are such Unregistered Depositary Shares, Warrants, Warrant Shares and ordinary shares underlying the Warrant Shares being offered pursuant to such prospectus supplement and base prospectus. The Unregistered Depositary Shares and Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Warrants are not, and will not be, listed for trading on any national securities exchange. Each investor will be an “accredited investor” (as such term is defined in Rule 501(a)) or “qualified institutional buyer” (as such term is defined in Rule 144A) under the Securities Act. The closing of the Private Placement is subject to a number of closing conditions, including (i) shareholder approval to allot the ordinary shares offered in the Private Placement, and (ii) the substantially contemporaneous closing of the transactions set forth in that certain Arrangement Agreement, dated December 13, 2022, by and between us and Bioasis Technologies Inc., a British Columbia corporation, or the Arrangement Agreement, or the Second Closing Date.

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “MTP.” The last reported closing price of Depositary Shares on the NASDAQ Capital Market on December 12, 2022 was $1.68.

Our ordinary shares are admitted for trading on AIM, a market operated by the London Stock Exchange plc, or AIM, under the listing code “MTPH.” The last reported closing price of our ordinary shares on AIM on December 12, 2022 was £0.0585.

We have engaged Ladenburg Thalmann & Co. Inc. to act as our exclusive placement agent, or the placement agent, in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

As of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was approximately $7,213,723, based on 98,493,413 of our ordinary shares outstanding, of which approximately 87,972,237 shares are held by non-affiliates, and a per share price of approximately $0.082, which represents one-twenty-fifth of $2.05, which was the price of our Depositary Shares on October 19, 2022, and which was the highest reported closing sale price of our Depositary Shares on the NASDAQ Capital Market, the principal market for our common equity, in the 60 days prior to December 13, 2022. As a result, we are eligible to offer and sell up to an aggregate of $2,404,574 of our Depositary Shares pursuant to General Instruction I.B5. of Form F-3. Prior to this offering, we have not sold any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

______________________________

Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 in this prospectus supplement and on page 4 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Offering Price	$1.00	$393,973.00
Placement Agent Fees (1)	$0.08	$31,517.84
Proceeds to Us (before expenses)	$0.92	$362,455.16

(1)	We have also agreed to pay the placement agent a management fee of 1.0% of the aggregate gross proceeds in the offering, reimburse the placement agent for certain of its expenses and issue warrants to purchase Depositary Shares equal to 4% of the aggregate number of Depositary Shares and Pre-Funded Warrants issued in this offering, as described under the “Plan of Distribution” on page S-15 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of the Warrants for cash, if any.

Delivery of the Registered Depositary Shares is expected to be made on or about December 15, 2022, subject to the satisfaction of certain closing conditions.

______________________________

Ladenburg Thalmann

The date of this prospectus supplement is December 13, 2022

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our Registered Depositary Shares. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Registered Depositary Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We are responsible only for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized anyone to provide you with different information or to make any representation other than those contained or incorporated by reference in this prospectus supplement. If any person provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the placement agent is not, making an offer to sell or soliciting an offer to buy our Depositary Shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context specifically indicates otherwise, references in this prospectus supplement to “Midatech Pharma PLC,” “Midatech,” “the Company,” “we,” “our,” “ours,” “us,” “the Group,” or similar terms refer to Midatech Pharma PLC and its subsidiaries.

We prepare our consolidated financial statements in British pounds sterling. In this prospectus supplement, references to “GBP,” “£,” “pence” or “p” are each to British pounds sterling (or units thereof), and references to “$,” “USD,” “US$” and “United States dollar” are each to the United States dollar.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our “insiders” are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, information statements and other information regarding issuers at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.midatechpharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement from the date we file that document. Information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. These documents contain important information about us and our financial condition.

This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 26, 2022;

•	our Reports on Form 6-K and any amendments thereto furnished to the SEC on January 18, 2022, March 8, 2022, March 9, 2022, April 14, 2022, April 26, 2022, June 6, 2022, June 10, 2022, June 21, 2022, September 14, 2022 (both filings), October 4, 2022, November 14, 2022 and December 13, 2022, that we incorporate by reference into this prospectus; and

•	the description of Depositary Shares representing our ordinary shares and our ordinary shares contained in our Registration Statement on Form 8-A originally filed with the SEC on December 2, 2015, and as amended on April 30, 2021, including any amendments or reports filed for the purpose of updating such description.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated or deemed to be incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Midatech Pharma PLC

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

+44 29 2048 0180

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated herein by include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section entitled “Risk Factors” in our Annual Report on 20-F or in this prospectus supplement. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 20-F and our Reports on Form 6-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference, which are described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors.”

Midatech Pharma PLC

Overview

We are focused on the research and development of medicines for rare cancers, via both in-house programs as well as partnered programs. We take existing therapies and ‘makes medicines better’, using our proprietary platform drug delivery technologies that improve the bio-delivery and bio-distribution of drugs through either sustained delivery (Q-SpheraTM ), direct delivery (MidaSolveTM ), or targeted delivery (MidaCoreTM ) of drugs:

•	Our Q-SpheraTM platform: Our disruptive polymer microsphere microtechnology is used for sustained delivery to prolong and control the release of therapeutics over an extended period of time, from weeks to months.

•	Our MidaSolveTM platform: Our innovative nanosaccharide nanotechnology is used to solubilize drugs so that they can be administered in liquid form directly and locally into tumors.

•	MidaCoreTM platform: Our leading-edge gold nanoparticle nanotechnology is used for targeting sites of disease by using either chemotherapeutic agents or immunotherapeutic agents.

Recent Developments

Transactions with Bioasis Technologies Inc.

On December 13, 2022, we entered into the Arrangement Agreement with Bioasis Technologies Inc., or Bioasis. Pursuant to the terms and conditions of the Arrangement Agreement and a plan of arrangement, or the Plan of Arrangement, under the Business Corporations Act (British Columbia), on the closing date, or the Arrangement Closing Date, (i) we will acquire all of the issued and outstanding common shares of Bioasis, or the Bioasis Shares, in exchange for our ordinary shares (to be issued in the form of Depositary Shares), or the Share Exchange, and (ii) Bioasis will become our wholly-owned subsidiary (collectively with the Share Exchange and the transactions contemplated by the Arrangement Agreement (other than the transactions contemplated by the securities purchase agreement), or the Arrangement). Each Depositary Share represents 25 ordinary shares, and no fractional shares will be issued as part of the Share Exchange.

In accordance with the terms and conditions of the Arrangement Agreement, pursuant to the Plan of Arrangement, the shareholders of Bioasis will be entitled to receive, in exchange for each Bioasis Share, 0.9556 ordinary shares (in the form of Depositary Shares), or the Exchange Ratio, rounded down to the nearest whole Depositary Share. It is intended that the Share Exchange will, subject to applicable securities laws, be exempt from the registration requirements of the Securities Act of 1933, pursuant to the exemption provided by Section 3(a)(10) thereof, and applicable U.S. state securities laws. The Arrangement is expected to close in the first quarter of 2023, subject to customary closing conditions.

In accordance with the terms and conditions of the Arrangement Agreement, pursuant to the Plan of Arrangement, each outstanding option to purchase Bioasis Shares, or the Bioasis Options, will be exchanged for an option issued by us and will become an option to purchase ordinary shares (in the form of Depositary Shares) on equivalent terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the Bioasis Options immediately prior to the closing of the Arrangement, and will, upon exercise, be entitled to receive, in lieu of Bioasis Shares, the number of ordinary shares (in the form of Depositary Shares) which such optionholder would have been entitled to receive if the Bioasis Options had been exercised prior to the Arrangement Closing and such shares had been exchanged in the Share Exchange at the Exchange Ratio. The per share exercise price for each Ordinary Share issuable upon exercise of each Bioasis Option will be equal to the quotient determined by dividing the exercise price per Bioasis Share at which such Bioasis Option was exercisable immediately prior to the Arrangement Closing Date by the Exchange Ratio, rounded up to the nearest whole cent.

Further, in accordance with the terms and conditions of the Arrangement Agreement, pursuant to the Plan of Arrangement, each outstanding and unexercised warrant to purchase Bioasis Shares, or the Bioasis Warrants, will, upon exercise, be entitled to receive, in lieu of Bioasis Shares, the number of ordinary shares (in the form of Depositary Shares) which such warrantholder would have been entitled to receive if the Bioasis Warrants had been exercised prior to the Arrangement Closing Date and such shares had been exchanged in the Share Exchange at the Exchange Ratio. The per share exercise price for each ordinary share issuable upon exercise of the Bioasis Warrants will be equal to the quotient determined by dividing the exercise price per Bioasis Share at which such Bioasis Warrant was exercisable immediately prior to the Arrangement Closing Date by the Exchange Ratio.

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The parties have also agreed that (i) upon closing, we shall be renamed “Biodexa Therapeutics plc,” (ii) subject to receipt of the approval of our shareholders, as soon as reasonably practicable following the Arrangement Closing Date, use commercially reasonable efforts to cause our ordinary shares to be de-listed on AIM, or the AIM Delisting, and (iii) following the AIM Delisting, our Board of Directors will consist of five directors, comprised of our Chief Executive Officer, two individuals determined by us, who are expected to be Stephen Parker and Simon Turton, and two individuals determined by Bioasis, who are expected to be Deborah Rathjen and Mario Saltarelli.

The obligations of us and Bioasis to consummate the Arrangement are subject to certain customary closing conditions, including, but not limited to, (i) the absence of any order, law or other legal restraint or prohibition issued by any court of competent jurisdiction or other governmental entity of competent jurisdiction preventing the consummation of the Arrangement, (ii) the approval of the Buyer Shareholder Approval Matters (as defined in the Arrangement Agreement), (iii) the approval of the Bioasis securityholders of the resolution approving the Arrangement, (iv) receipt of a final British Columbia court order with respect to the Plan of Arrangement, and (v) the offering being completed for gross proceeds of at least $10.0 million.  The obligation of each party to consummate the Arrangement is also conditioned upon (i) the accuracy of the representations and warranties of the parties, subject to specified materiality standards, (ii) performance in all material respects by each of the parties of its respective obligations under the Arrangement Agreement, and (iii) there being no Material Adverse Effect (as defined in the Arrangement Agreement) on the part of each party. In addition, the obligation of us to consummate the Arrangement is also conditioned upon, among other things, the TSX Venture Exchange having approved the de-listing of the Bioasis Shares, subject to completion of the Arrangement.

The Arrangement Agreement prohibits each party from soliciting or initiating discussions with third parties regarding other proposals to acquire the Company or Bioasis, as the case may be, and each party has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements under applicable law.  The Arrangement Agreement contains certain termination rights and provides that upon the termination of the Arrangement Agreement under specified circumstances, including a termination to accept a Superior Proposal (as defined in the Arrangement Agreement), the terminating party will be required to pay the non-terminating party a cash termination fee equal to $330,000. If the Arrangement Agreement is terminated under certain circumstances, the parties may be required to reimburse the other party for costs and expenses incurred in connection with the transaction in an aggregate amount not to exceed $225,000.

Tripartite Agreement

Concurrently with the execution of the Arrangement Agreement, we entered into a Tripartite Agreement, or the Tripartite Agreement, with Bioasis and Lind Global Macro Fund, LP, or Lind. As of the date hereof, Bioasis has Payment Obligations (as defined in the Tripartite Agreement) to Lind in the aggregate principal amount of CAD$3,110,000, plus accrued and unpaid interest, which are secured by certain assets of Bioasis and its subsidiaries. Pursuant to the terms of the Tripartite Agreement, as payment in full for the Payment Obligations and in return for the discharge of the security interests, upon the closing of the Arrangement and the Private Placement, we shall (i) pay to Lind the Cash Repayment (as defined in the Tripartite Agreement), and (ii) with respect to the remaining Payment Obligation, shall issue to Lind, at a deemed price equal to the Subscription Price, Unregistered Depositary Shares and Warrants equal to such amount.

Bridge Loan

In connection with the closing of the offering described herein, and pursuant to the terms of the Arrangement Agreement, we expect to use a portion of the proceeds from the registered direct offering to loan to Bioasis approximately CAD$750,000 on the terms and subject to the conditions set forth in a promissory note to be issued by Bioasis for the benefit of us.

MTX110

On November 14, 2022, we announced the enrolment of the first patient into our Phase 1 study of MTX110 in recurrent glioblastoma at the Preston Robert Tisch Brain Tumor Center at Duke University in Durham, North Carolina. The Phase I study is an open-label, dose escalation study designed to assess the feasibility and safety of intermittent infusions of MTX110 administered by convection enhanced delivery via implanted refillable pump and catheter. The study aims to recruit two cohorts, each with a minimum of four patients; the first cohort will receive MTX110 only and the second cohort will receive MTX110 in combination with lomustine.

Corporate Information

We are a public limited company incorporated under the laws of England and Wales under registered number 09216368. Our principal executive offices are located at 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The telephone number at our principal executive office is +44 29 2048 0180. Our website is located at http://www.midatechpharma.com. We do not incorporate by reference into this prospectus supplement the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement. Our ordinary shares are admitted for trading on AIM, a market operated by the London Stock Exchange plc, or AIM, under the listing code “MTPH.” Our Depositary Shares, each representing 25 ordinary shares, are listed on The NASDAQ Capital Market under the symbol “MTP.”

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The Offering

Registered Depositary Shares offered by us	393,973 Registered Depositary Shares, each representing 25 ordinary shares

Price per Registered Depositary Share	$1.00

Depositary Shares to be outstanding immediately after the offering	4,333,973 Depositary Shares

Ordinary shares to be outstanding immediately after the offering	108,342,738 ordinary shares (including those represented by Registered Depositary Shares)

Private placement	In a private placement, or Private Placement, we are also issuing to the investor in this offering (i) 584,082 Unregistered Depositary Shares at a price of $1.00 per Unregistered Depositary Share, (ii) Series A Warrants exercisable for an aggregate of 10,000,000 Depositary Shares, (iii) Series B Warrants exercisable for an aggregate of 10,000,000 Depositary Shares, and (iv) 9,021,945 Pre-Funded Warrants to purchase up to 9,021,945 Depositary Shares. The Series A Warrants and Series B Warrants will each be exercisable for one Depositary Share at an exercise price of $1.00 per Depositary Share subject to adjustments for certain dilutive equity issuances, and will become exercisable on the initial date of issuance, or the initial exercise date. The Pre-Funded Warrants will be exercisable for one Depositary Share at an exercise price of $0.001 per Depositary Share and become exercisable on the initial exercise date. The Series A Warrants will expire one year from the initial exercise date. The Series B Warrants will expire six years from the initial exercise date. The Pre-Funded Warrants will be exercisable at any time after the initial exercise date until exercised in full. A holder of the Warrants may not exercise the Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% (such amount to be determined at the option of the holder) of the number of ordinary shares outstanding immediately after giving effect to such exercise.. The Unregistered Depositary Shares, Warrants, the Depositary Shares issuable upon the exercise of the Warrants, or the Warrant Shares, and the ordinary shares underlying the Warrant Shares, are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part nor are such Unregistered Depositary Shares, Warrants, Warrant Shares and ordinary shares underlying the Warrant Shares being offered pursuant to such prospectus supplement and base prospectus and are being offered pursuant to an exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Warrants are not and will not be listed for trading on any national securities exchange. Each investor will be an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act) or “qualified intuitional buyer” (as such term is defined in Rule 144A under the Securities Act). The closing of the Private Placement is subject to a number of closing conditions, including (i) shareholder approval to allot the ordinary shares offered in the Private Placement, and (ii) the substantially contemporaneous closing of the transactions set forth in the Arrangement Agreement.

Depositary Shares

Each Registered Depositary Share represents 25 ordinary shares.

The depositary (through its custodian) will hold the ordinary shares underlying your Registered Depositary Shares. You will have rights as provided in the amended and restated deposit agreement among us, The Bank of New York Mellon, as depositary, and all owners and holders from time to time of Depositary Shares issued thereunder, or the deposit agreement. You may, among other things, cancel your Registered Depositary Shares and withdraw the underlying ordinary shares against a fee paid to the depositary (which may be reimbursable by the Company). In certain limited instances described in the deposit agreement, we may amend or terminate the deposit agreement without your consent. If you continue to hold your Registered Depositary Shares, you agree to be bound by the terms of the deposit agreement then in effect.

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To better understand the terms of the Registered Depositary Shares and the deposit agreement, including applicable fees and charges, you should carefully read “Description of American Depositary Shares” in the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus supplement.

Depositary	The Bank of New York Mellon

Use of proceeds

We currently intend to use the net proceeds from the sale of our securities, together with existing cash and cash equivalents, to fund the costs and expenses of the Arrangement, including the Bridge Note Financing, fund our development programs, including clinical trials for our product candidates, for working capital and for general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page S-9 of this prospectus supplement and page 4 of the accompanying prospectus, as well as those risk factors that are incorporated by reference in this prospectus supplement, for a discussion of factors to consider before deciding to invest in our securities.

AIM trading symbol for ordinary shares	“MTPH”

Trading symbol on the NASDAQ Capital Market for Depositary Shares	“MTP”

The number of our ordinary shares outstanding after this offering is based on 98,493,413 ordinary shares outstanding as of December 13, 2022, and excludes:

•	3,004,375 ordinary shares issuable upon the exercise of stock options outstanding under our equity incentive plans at a weighted-average exercise price of £0.240 per share;

•	2,822 ordinary shares issuable upon the exercise of stock options assumed in connection with the acquisition of DARA Biosciences, Inc., or DARA, at a weighted-average exercise price of $95.17 per share;

•	4,080 ordinary shares issuable upon the exercise of warrants assumed in connection with the acquisition of DARA at a weighted-average exercise price of $61.03 per share;

•	warrants, issued in an October 2019 private placement, exercisable for 126,000 Depositary Shares (representing 3,150,000 ordinary shares), at an exercise price of $31.25 per Depositary Share;

•	warrants, issued in a May 2020 private placement, exercisable for 263,636 Depositary Shares (representing 6,590,910 ordinary shares), at an exercise price of $10.25 per Depositary Share;

•	warrants, issued to the placement agent in connection with the May 2020 private placement, exercisable for 5,909 Depositary Shares (representing 147,731 ordinary shares), at an exercise price of $10.3125 per Depositary Share;

•	warrants, issued in a May 2020 placing in the United Kingdom, exercisable for 6,999,999 ordinary shares, at an exercise price of £0.34 per share;

•	warrants, issued in August 2022, exercisable for 333,333 ordinary shares, at an exercise price of £0.135 per share; and

•	the ordinary shares representing the Unregistered Depositary Shares and the ordinary shares issuable upon the exercise of the Warrants to be issued in the private placement and to be issued to the placement agent. See “Private Placement and Warrants” and “Plan of Distribution.”

Except as otherwise indicated, all information in this prospectus supplement assumes that the Warrants offered hereby are not exercised.

S-8

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

If you purchase Registered Depositary Shares in the offering you will suffer immediate dilution of your investment.

Because the price per Registered Depositary Share being offered is substantially higher than the book value per Depositary Share, you will suffer substantial dilution in the net tangible book value of the Registered Depositary Shares you purchase in this offering. Based on the offering price of $1.00 per Registered Depositary Share, if you purchase Registered Depositary Shares in this offering, you will suffer immediate and substantial dilution of $1.16 per Registered Depositary Share compared to the net tangible book value of the Depositary Shares as of June 30, 2022. To the extent that outstanding warrants, options and other securities are exercised or converted into ordinary shares or Depositary Shares, you will experience significant additional dilution. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

Future sales of our Depositary Shares (or the underlying ordinary shares), or the perception that such sales may occur, could cause the market price of our Depositary Shares (and the underlying ordinary shares) to fall.

Sales of a substantial number of our Depositary Shares (or the underlying ordinary shares) in the public market, or the perception that these sales could occur, following this offering could cause the market price of our Depositary Shares (and the underlying ordinary shares) to decline. A substantial majority of the outstanding securities are, and the Depositary Shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

We will require additional capital funding, the receipt of which may impair the value of our Depositary Shares.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our product candidates.  There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all.  To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing Depositary Shares.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Depositary Shares.

We have never paid cash dividends on our ordinary shares (and, by extension our Depositary Shares) and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our Depositary Shares may be less valuable because a return on your investment will only occur if the Depositary Share price appreciates.

S-9

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022:

•	on an actual basis; and

•	on a pro-forma as adjusted basis, to give effect to the issuance and sale by us of 393,973 Depositary Shares, representing 9,849,325 ordinary shares, in this offering at an offering price of $1.00 per Depositary Share, and the private placement of the Unregistered Depositary Shares and Warrants, after deducting the placement agent fees and estimated offering expenses payable by us.

You should read this table in conjunction with the section of this prospectus supplement under the caption “Use of Proceeds”, as well as our “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and other financial information included or incorporated by reference in this prospectus supplement.

	As of June 30, 2022
	Actual	Pro forma As Adjusted
	(£’s in thousands, except share and per share data)
Cash and cash equivalents	6,423	13,909
Long-term debt	(546)	(546)
Equity:
Share capital	1,098	1,122
Share premium	83,434	84,143
Merger reserve	53,003	53,003
Warrant reserve	720	720
Accumulated deficit	(130,764)	(131,432)
Total equity	7,491	7,556
Total capitalization	8,037	8,102

The table above does not include:

•	3,004,375 ordinary shares issuable upon the exercise of stock options outstanding under our equity incentive plans at a weighted-average exercise price of £0.240 per share;

•	2,822 ordinary shares issuable upon the exercise of stock options assumed in connection with the acquisition of DARA at a weighted-average exercise price of $95.17 per share;

•	4,080 ordinary shares issuable upon the exercise of warrants assumed in connection with the acquisition of DARA at a weighted-average exercise price of $61.03 per share;

•	warrants, issued in an October 2019 private placement, exercisable for 126,000 Depositary Shares (representing 3,150,000 ordinary shares), at an exercise price of $31.25 per Depositary Share;

•	warrants, issued in a May 2020 private placement, exercisable for 263,636 Depositary Shares (representing 6,590,910 ordinary shares), at an exercise price of $10.25 per Depositary Share;

•	warrants, issued to the placement agent in connection with the May 2020 private placement, exercisable for 5,909 Depositary Shares (representing 147,731 ordinary shares), at an exercise price of $10.3125 per Depositary Share;

•	warrants, issued in a May 2020 placing in the United Kingdom, exercisable for 6,999,999 ordinary shares, at an exercise price of £0.34 per share;

•	warrants, issued in August 2022, exercisable for 333,333 ordinary shares, at an exercise price of £0.135 per share; and

•	the ordinary shares representing the Unregistered Depositary Shares and the ordinary shares issuable upon the exercise of the Warrants to be issued in the private placement and to be issued to the placement agent. See “Private Placement and Warrants” and “Plan of Distribution.”

S-10

USE OF PROCEEDS

We expect that our net proceeds from the offering, including the securities sold in the Private Placement, will be approximately $8.9 million, after deducting the placement agent fees and estimated offering expenses payable by us and excluding any proceeds we may receive upon the exercise of the Warrants being offered in the private placement.

We anticipate that we will use the net proceeds of the offering, including the Private Placement, to fund the costs and expenses of the Arrangement, including the Bridge Note Financing, our development programs, including clinical trials for our product candidates, for working capital and for general corporate purposes.

Although it is difficult to predict future liquidity requirements, we believe that the net proceeds from the offering, including the Private Placement, and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next 12 months.

The expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including the completion of the Arrangement, the ongoing status of and results from our clinical trials and other studies, the progress of our preclinical development efforts and any unforeseen cash needs. As a result, our management will have broad discretion in applying the net proceeds of the offerings.

Pending their use, we plan to invest the net proceeds of this offering in short-term, interest-bearing investments.

S-11

DILUTION

Our net tangible book value as of June 30, 2022 was approximately $9.10 million, or $2.31 per Depositary Share. Net tangible book value per Depositary Share is determined by dividing our total tangible assets, less total liabilities, by the number of our ordinary shares outstanding as of June 30, 2022, and multiplying such amount by 25 (one Depositary Share represents 25 ordinary shares). Dilution in net tangible book value per Depositary Share represents the difference between the amount per Registered Depositary Share paid by the purchaser of Registered Depositary Shares in this offering and the net tangible book value per share of our Depositary Shares immediately after this offering.

After giving effect to the sale of 393,973 Registered Depositary Shares in this offering at an offering price of $1.00 per Registered Depositary Share, after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been approximately $9.37 million, or $2.16 per Depositary Share. This represents an immediate decrease in net tangible book value of $(0.15) per Depositary Share to existing shareholders and immediate dilution in net tangible book value of $1.16 per Registered Depositary Share to the investor purchasing our Registered Depositary Shares in this offering. The following table illustrates this dilution on a per Depositary Share basis:

As at June 30, 2022
Per American Depositary Shares
Offering price per Registered Depositary Share	$1.00
Historical net tangible book value as of June 30, 2022	2.31
Decrease in net tangible book value attributable to the investor in this offering	(0.15)
As adjusted net tangible book value immediately after this offering	2.16
Dilution per Registered Depositary Share to the investor in this offering	1.16

The above discussion and tables are based on 98,493,413 ordinary shares outstanding as of June 30, 2022 and excludes:

•	3,004,375 ordinary shares issuable upon the exercise of stock options outstanding under our equity incentive plans at a weighted-average exercise price of £0.240 per share;

•	2,822 ordinary shares issuable upon the exercise of stock options assumed in connection with the acquisition of DARA at a weighted-average exercise price of $95.17 per share;

•	4,080 ordinary shares issuable upon the exercise of warrants assumed in connection with the acquisition of DARA at a weighted-average exercise price of $61.03 per share;

•	warrants, issued in an October 2019 private placement, exercisable for 126,000 Depositary Shares (representing 3,150,000 ordinary shares), at an exercise price of $31.25 per Depositary Share;

•	warrants, issued in a May 2020 private placement, exercisable for 263,636 Depositary Shares (representing 6,590,910 ordinary shares), at an exercise price of $10.25 per Depositary Share;

•	warrants, issued to the placement agent in connection with the May 2020 private placement, exercisable for 5,909 Depositary Shares (representing 147,731 ordinary shares), at an exercise price of $10.3125 per Depositary Share;

•	warrants, issued in a May 2020 placing in the United Kingdom, exercisable for 6,999,999 ordinary shares, at an exercise price of £0.34 per share;

•	warrants, issued in August 2022, exercisable for 333,333 ordinary shares, at an exercise price of £0.135 per share; and

•	the ordinary shares representing the Unregistered Depositary Shares and the ordinary shares issuable upon the exercise of the Warrants to be issued in the private placement and to be issued to the placement agent. See “Private Placement and Warrants” and “Plan of Distribution.”

To the extent that outstanding options or other securities are exercised or converted into ordinary shares or Depositary Shares, the investor purchasing our Registered Depositary Shares in this offering will experience significant further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-12

PRIVATE PLACEMENT TRANSACTION AND WARRANTS

In a Private Placement, we will also issue to the investor in this offering (i) 584,082 Unregistered Depositary Shares at a price of $1.00 per Unregistered Depositary Share, (ii) Series A Warrants exercisable for an aggregate of 10,000,000 Depositary Shares, (iii) Series B Warrants exercisable for an aggregate of 10,000,000 Depositary Shares, and (iv) 9,021,945 Pre-Funded Warrants to purchase up to 9,021,945 Depositary Shares. The Series A Warrants and Series B Warrants will each be exercisable at an exercise price of $1.00 per Depositary Share, subject to adjustments for certain dilutive equity issuances, and will become exercisable on the initial date of issuance, or the initial exercise date. The Pre-Funded Warrants will be exercisable at an exercise price of $0.001 per Depositary Share, and become exercisable on the initial exercise date. The Series A Warrants will expire one year from the initial exercise date. The Series B Warrants will expire six years from the initial exercise date. The Pre-Funded Warrants will be exercisable at any time after the initial exercise date until exercised in full. A holder of the Warrants may not exercise the Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% (such amount to be determined at the option of the holder) of the number of ordinary shares outstanding immediately after giving effect to such exercise.

The exercise price and number of shares of Depositary Shares issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

The Unregistered Depositary Shares, Warrants, the Warrant Shares and the ordinary shares underlying the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Unregistered Depositary Shares, Warrants, the Warrant Shares and the ordinary shares underlying the Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

In connection with the offering, we entered into a registration rights agreement with the investor, dated December 13, 2022, or the Registration Rights Agreement. The Registration Rights Agreement provides that we shall file a registration statement covering the resale of all of the Unregistered Depositary Shares, Warrants, the Warrant Shares and the ordinary shares underlying the Warrant Shares with the SEC no later than the 30th calendar day following the date of the closing of the Private Placement, and have the registration statement declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 60th calendar day following the closing of the Private Placement, or in the event of a “full review” by the SEC, the 90th day following the date of the closing of the Private Placement.

Six months after the issuance date of the Series A Warrants and Series B Warrants, if and only if there is no effective registration statement registering the applicable Depositary Shares, or no current prospectus available for such shares, the resale of the Depositary Shares issuable upon exercise of the Series A Warrants and Series B Warrants, the purchaser may exercise the Series A Warrants and Series B Warrants by means of a “cashless exercise.” The purchaser may exercise the Pre-Funded Warrants by means of a “cashless exercise.”

The investor is required to be an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act) or a “qualified institutional buyer” (as such term is defined in Rule 144A under the Securities Act).

The closing of the Private Placement is subject to a number of closing conditions, including (i) shareholder approval to allot the ordinary shares offered in the Private Placement, and (ii) the substantially contemporaneous closing of the Arrangement.

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

S-13

TAXATION

A summary of the material United Kingdom tax considerations and material United States federal income tax consequences relating to the purchase, ownership and disposition of the Registered Depositary Shares offered by this prospectus supplement is contained in our most recent Annual Report on Form 20-F and in the other filings we make with the SEC, from time to time, which are incorporated by reference into this prospectus supplement.

S-14

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated as of December 13, 2022, we have engaged Ladenburg Thalmann & Co. Inc., or the placement agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the placement agency agreement, the placement agent has agreed to be act on a reasonable best efforts basis, in connection with the issuance and sale by us of our Depositary Shares in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our Registered Depositary Shares, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise a specific amount of capital in this offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

The placement agent proposes to arrange for the sale of the Registered Depositary Shares we are offering pursuant to this prospectus supplement and accompanying prospectus to the investor through a securities purchase agreement directly between the investor and us.

We expect to deliver the Registered Depositary Shares being offered pursuant to this prospectus supplement on or about December 15, 2022, subject to satisfaction of certain closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 8% of the aggregate gross proceeds of this offering. We will also pay the placement agent a management fee equal to 1% of the gross proceeds raised in the offering and an expense allowance of up to an aggregate of $85,000 for legal fees and other out-of-pocket expenses. We estimate the total expenses payable by us for this offering will be approximately $1.1 million, including approximately $200,000 for the offering of the Registered Depositary Shares, and which amount also includes the placement agent’s fees and reimbursable expenses. In addition, we have agreed to issue to the placement agent warrants to purchase up to 4.0% of the aggregate number of Depositary Shares (or Depositary Share equivalents) sold in the offering. The placement agent warrant has substantially the same terms as the Series A Warrants and Series B Warrants issued to the investor in this offering, except that the exercise price of the placement agent warrant will be $1.25 and the placement agent warrant terminates on December 15, 2025, and except as required by FINRA. Pursuant to FINRA Rule 5110(g), the placement agent warrant and any shares issued upon exercise of the placement agent warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We also have granted the placement agent a tail fee equal to the cash fee and warrant compensation set forth above in connection with any public or private offering or capital raising transaction within twelve (12) months following the termination of the engagement letter in which the capital or financing is provided by the investor which the placement agent contacted or introduced to us during the term of the engagement letter.

In addition, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the sole bookrunner or exclusive placement agent or exclusive sales agent, as applicable, if we or our subsidiaries raise capital through a public or private offering of equity or debt securities at any time prior to the twelve (12) month anniversary of the closing date of the Private Placement.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement letter agreement, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

We and certain officers, directors and others have agreed with the placement agent to be subject to a lock-up period of 90 days following the date the resale registration statement, to be filed in connection with the Private Placement, is declared effective by the SEC, subject to certain exceptions. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our depositary shares or any securities convertible into, or exercisable or exchangeable for, Depositary Shares, subject to customary exceptions. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our ordinary shares or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of the Private Placement, subject to an exception.

S-15

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Depositary Shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services. The placement agent has received compensation in connection with advisory services provided to Bioasis Technologies Inc. in connection with the Arrangement Agreement.

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “MTPH.” The closing price of our Depositary Shares on December 12, 2022, as reported by the NASDAQ Stock Market LLC, was $1.68 per share.

S-16

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts and Brown Rudnick LLP, London, United Kingdom. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to the placement agent in connection with this offering.

EXPERTS

The financial statements as of December 31, 2021, and for the each of the two years in the period then ended, incorporated by reference into this prospectus supplement and in the Registration Statement have been so incorporated in reliance on a report of Mazars LLP, an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2021 contains an explanatory paragraph regarding our ability to continue as a going concern.

Mazars LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements as of December 31, 2019 and for the year then ended, incorporated by reference in this prospectus supplement and in the Registration Statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2019 contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO LLP, Reading, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of England and Wales. All of our directors and officers are residents of jurisdictions outside the United States. Our corporate headquarters is located in the United Kingdom and all or a substantial portion of our assets, and all or a substantial portion of the assets of our directors and officers, are located outside of the United States. As a result, it may be difficult for you to serve legal process on us or our directors or have any of them appear in a U.S. court.

We have appointed Puglisi & Associates as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

We understand that in England it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in England will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment. In addition, the United States and the United Kingdom have not currently entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral

S-17

PROSPECTUS

$25,000,000

MIDATECH PHARMA PLC

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Warrants

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $25,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer American Depositary Shares, or ADSs, representing ordinary shares upon the exercise of warrants.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs, each representing 25 ordinary shares, are listed on The Nasdaq Capital Market under the symbol “MTP.” The last reported closing price of ADSs on The Nasdaq Capital Market on October 17, 2022 was $1.9405.

Our ordinary shares are admitted for trading on AIM, a market operated by the London Stock Exchange plc, or AIM, under the listing code “MTPH.” The last reported closing price of our ordinary shares on AIM on October 17, 2022 was £0.0725.

The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market, AIM or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

As of October 14, 2022, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was approximately $13,547,724, based on 98,493,413 of our ordinary shares outstanding, of which approximately 87,972,237 shares are held by non-affiliates, and a per share price of approximately $0.154, which represents one-twenty fifth of $3.85, which was the price of our ADSs on September 12, 2022, and which was the highest reported closing sale price of our ADSs on The Nasdaq Capital Market, the principal market for our common equity, in the 60 days prior to October 14, 2022. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ADSs representing our ordinary shares, various series of warrants, and units, in one or more offerings, with a total value of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context specifically indicates otherwise, references in this prospectus to “Midatech Pharma PLC,” “Midatech,” “the Company,” “we,” “our,” “ours,” “us,” “the Group,” or similar terms refer to Midatech Pharma PLC and its subsidiaries. In this prospectus, we sometimes refer to the Company’s ordinary shares, nominal value 0.1p per share, or the ordinary shares, the American Depositary Shares representing the ordinary shares, or the ADSs, warrants to acquire ordinary shares, or any units thereof.

PRESENTATION OF FINANCIAL INFORMATION AND OTHER DATA

We report under International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS. None of the financial statements presented or incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in British pounds sterling and in accordance with IFRS. All references in this prospectus to “$” and “U.S. dollars” mean U.S. dollars and all references to “£”, “p” and “GBP” mean British pounds sterling (or a unit thereof), unless otherwise noted.

On September 26, 2022, we effected a change in the number of our ordinary shares represented by our ADSs, issued by The Bank of New York Mellon as depositary, from five of our ordinary shares per ADS to 25 ordinary shares per ADS. The change in ratio had the same effect as a one-for-5 reverse stock split of the ADSs, reducing the number of outstanding ADSs, as of the close of business on September 26, 2022, to approximately 3,940,000. Our ordinary shares, which were not affected by the change, continue to trade on AIM. The change in the number of ADSs resulting from the change in ratio has been applied retroactively to all share and per share amounts presented in this prospectus; provided, however, that such changes have not been made to the financial statements and accompanying notes incorporated herein by reference.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Midatech Pharma PLC

We are focused on the research and development of medicines which we believe would benefit from improved bio-delivery and/or bio-distribution using our using our proprietary platform drug delivery technologies:

•	Our Q-SpheraTM platform: Our disruptive polymer microsphere microtechnology is used for sustained delivery to prolong and control the release of therapeutics over an extended period of time, from weeks to months.

•	Our MidaSolveTM platform: Our innovative oligosaccharide nanotechnology is used to solubilize drugs so that they can be administered in liquid form directly and locally into tumors.

•	MidaCoreTM platform: Our leading-edge gold nanoparticle, or GNP, nanotechnology is used for targeting sites of disease by using either chemotherapeutic agents or immunotherapeutic agents.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including the Annual Report on Form 20-F of Midatech Pharma PLC for the year ended December 31, 2021 and the Reports on Form 6-K furnished with the SEC, as described under the caption “Incorporation of Documents by Reference” on page 36 of this prospectus.

Our Corporate Information

We are a public limited company incorporated under the laws of England and Wales under registered number 09216368. Our principal executive offices are located at 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The telephone number at our principal executive office is +44 29 2048 0180. Our service agent in the United States is located at Puglisi and Associates, 850 Library Avenue Newark, Delaware 19711. Our ordinary shares are admitted for trading on AIM under the listing code “MTPH.” Our ADSs, each representing 25 ordinary shares, are listed on The Nasdaq Capital Market under the symbol “MTP.” Our website is located at http://midatechpharma.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

Offerings Under This Prospectus

Under this prospectus, we may offer ordinary shares, ADSs representing our ordinary shares, and/or various series of warrants to purchase any of such securities, either individually or in units, with a total value of up to $25,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

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The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, titled “Business Overview,” “Risk Factors,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our requirement for additional financing and our ability to continue as a going concern;

•	our estimates regarding losses, expenses, future revenues, and capital requirements;

•	our ability to successfully develop, test, and partner with a licensee to manufacture or commercialize products for conditions using our technology platforms;

•	the successful commercialization and manufacturing of any future product candidate we may commercialize or license;

•	the success and timing of preclinical studies and clinical trials, if any;

•	shifts in our business and commercial strategy;

•	the filing and timing of regulatory filings, including investigational new drug applications, with respect to any of our products and the receipt of any regulatory approvals;

•	the anticipated medical benefits of our products;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;

•	the success and timing of the potential commercial development of our product candidates and any product candidates we may acquire in the future, including MTX110;

•	our plans and ability to develop and commercialize our product candidates and any product candidates we may acquire in the future;

•	the ability to manufacture products in third-party facilities;

•	the rate and degree of market acceptance of any of our product candidates;

•	the successful development of our commercialization capabilities, including our internal sales and marketing capabilities;

•	obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

•	the success of competing therapies and products that are or become available;

•	the success of any future strategic acquisitions;

•	cybersecurity and other cyber incidents;

•	industry trends;

•	the impact of government laws and regulations;

•	regulatory, economic and political developments in the United Kingdom, the European Union, the United States and other foreign countries, including any impact from the United Kingdom leaving the European Union;

•	the difficulties doing business internationally, including any risks related to the novel strain of coronavirus, COVID-19;

•	the ownership of our ordinary shares and ADSs;

•	our ability to meet the listing criteria required to remain listed on The Nasdaq Capital Market;

•	our status as a foreign private issuer;

•	our ability to recruit or retain key scientific or management personnel or to retain our senior management;

•	the impact and costs and expenses of any litigation we may be subject to now or in the future; and

•	the performance of third parties, including joint venture partners, our collaborators, third-party suppliers and parties to our licensing agreements.

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We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including development of our clinical and preclinical programs, other research and development costs, acquisitions of development or commercial assets, working capital and capital expenditures. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

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PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

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ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in the United Kingdom and the United States. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to the registration statement of which this prospectus is part.

General

We are a public limited company organized under the laws of England and Wales under registered number 09216368. Our registered office is 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The principal legislation under which we operate and our shares are issued is the United Kingdom Companies Act of 2006, or the Companies Act.

Issued Share Capital

Our issued share capital as of June 30, 2022 was 98,493,413 ordinary shares. Each ordinary share has a nominal value 0.1p per share. Each issued ordinary share is fully paid. We currently have 1,000,001 deferred shares and no preference shares in our issued share capital.

There is no limit to the number of ordinary shares or preference shares that we are authorized to issue, as the concept of authorized capital is no longer applicable under the provisions of the Companies Act. There are no conversion rights, redemption provisions or sinking fund provisions relating to any ordinary shares.

We are not permitted under English law to hold our own ordinary shares unless they are repurchased by us and held in treasury. We do not currently hold any of our own ordinary shares.

History of Share Capital

Since January 1, 2019, our issued share capital has changed as provided below.

On February 26, 2019, we issued 10,389,610 units to new investors pursuant to a subscription agreement, or the subscription, for aggregate consideration of approximately £8.0 million. Each unit consisted of one ordinary share and one warrant to acquire ordinary shares.

On February 26, 2019, we issued (i) 4,331,384 units in connection with a placing, or the 2019 Placing, to certain new and existing investors and (ii) 1,716,952 ordinary shares to an existing investor, for an aggregate consideration of approximately £4.7 million. Each unit consisted of one ordinary share and one warrant to acquire ordinary shares.

On February 26, 2019, we issued 972,828 units in connection with an open offer to all of our existing shareholders who did not participate in the 2019 Placing, for an aggregate consideration of approximately £0.75 million. Each unit consisted of one ordinary share and one warrant to acquire ordinary shares.

On April 8, 2019, we effected a ratio change to our ADSs, pursuant to which the ratio of ordinary shares to ADSs was changed such that one ADS represented 20 ordinary shares. Our ordinary shares were not affected by this change.

On October 8, 2019, we issued 25,000 ordinary shares for purchase by the Midatech Pharma Share Incentive Plan.

On October 25, 2019, we sold to an institutional investor 3,000,000 ordinary shares represented by 120,000 ADSs in a registered direct offering at $25.00 per ADS, resulting in gross proceeds of $3.0 million. In addition, we issued to the investor unregistered warrants to purchase a total of 3,000,000 ordinary shares represented by 120,000 ADSs in a private placement, or the October Private Placement Warrants. We also issued unregistered placement agent warrants to purchase a total of 6,000 ordinary shares represented by 6,000 ADS to affiliates of H.C. Wainwright & Co., Inc. in a private placement, or the Wainwright October Warrants.

On March 3, 2020, following shareholder approval, we effected a one-for-20 reverse split of our ordinary shares and our ordinary shares began trading on AIM, on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split. As a result of the reverse stock split, the number of issued and outstanding ordinary shares was reduced to 23,494,981 shares as of March 3, 2020.

Concurrently with the reverse split, on March 3, 2020 we effected a ratio change in the number of ordinary shares represented by our ADSs from 20 ordinary shares per ADS to five Ordinary Shares per ADS.

On May 20, 2020, we sold to certain institutional investors 9,090,910 ordinary shares represented by 363,636 ADSs in a registered direct offering at $8.25 per ADS, resulting in gross proceeds of $3.0 million. In addition, we issued to the investors unregistered warrants to purchase a total of 9,090,910 ordinary shares represented by 363,636 ADSs in a private placement, or the May Private Placement Warrants. We also issued unregistered placement agent warrants to purchase a total of 454,546 ordinary shares represented by 18,182 ADSs to affiliates of H.C. Wainwright & Co., Inc. in a private placement, or the Wainwright May Warrants.

On May 22, 2020, we issued 6,666,666 units, or Units, to certain non-U.S. investors in a placing in the United Kingdom for aggregate gross proceeds of £1.8 million. Each Unit comprised one new ordinary share and one warrant to purchase ordinary shares, or the UK Warrants. We also issued unregistered placement agent warrants to purchase a total of 333,333 ordinary shares to Turner Pope Investments (TPI) Limited, or Turner Pope.

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On July 27, 2020, we issued 21,296,295 ordinary shares, including 2,777,777 ordinary shares issued pursuant to a broker option, to certain non-U.S. investors in a placing in the United Kingdom for aggregate gross proceeds of £5.75 million.

On August 19, 2020, we issued 2,500,000 ordinary shares represented by 100,000 ADSs upon the exercise of warrants issued in May 2020 at an exercise price of $10.25 per share.

On September 30, 2020, we issued 25,000 ordinary shares to be purchased under the Midatech Pharma Share Incentive Plan.

On February 19, 2021, we issued 306,815 ordinary shares represented by 12,273 ADSs upon the exercise of warrants issued in May 2020 at an exercise price of $10.3125 per share.

On July 6, 2021, we issued 35,087,720 ordinary shares to certain non-U.S. investors in a placing in the United Kingdom for aggregate gross proceeds of £10.0 million.

On March 22, 2022, we issued 26 ordinary shares upon the exercise of 26 warrants issued in February 2019 at an exercise price of £10 per share.

On May 3, 2022, we issued 25,000 ordinary shares to be purchased under the Midatech Pharma Share Incentive Plan.

On August 3, 2022, we issued warrants to purchase 333,333 ordinary shares at an exercise price of £0.135 per share.

On September 26, 2022, we effected a ratio change to our ADSs, pursuant to which the ratio of ordinary shares to ADSs was changed such that one ADS represented 25 ordinary shares. Our ordinary shares were not affected by this change.

Options

We have established the Midatech Pharma PLC 2014 Enterprise Management Incentive Scheme pursuant to which we have issued options to purchase ordinary shares to employees and directors. As of June 30, 2022, there were options to purchase 2,945,000 ordinary shares. The options lapse after ten years from the date of the grant. As of June 30, 2022, the weighted average remaining life of the options was 8.7 years.

In addition, we maintain the Midatech Pharma PLC 2016 U.S. Option Plan, pursuant to which we have issued options to purchase ordinary shares to employees in the United States. With the sale of Midatech Pharma US Inc., options granted to employees remaining with the business at the time of sale were deemed to be fully vested and such employees were granted two years in which to exercise. At the time of such sale, there were approximately 505,000 options subject to this. Following the sale of Midatech Pharma US Inc., no further options have since been, nor will be, granted under such plan.

In connection with our acquisition of DARA BioSciences, Inc., or DARA, in December 2015, we assumed all of DARA’s outstanding options, or DARA Options. As of June 30, 2022, there were outstanding DARA Options to purchase 2,822 ordinary shares with a weighted average remaining life of 2.4 years. All ordinary shares delivered to holders of DARA Options will be delivered in the appropriate amount of ADSs.

Warrants

DARA Warrants

In connection with our acquisition of DARA, we assumed all of DARA’s existing warrants. As of June 30, 2022, there were DARA warrants outstanding exercisable for 4,080 ordinary shares, with a weighted average exercise price of $61.03. All ordinary shares delivered to holders of such DARA warrants will be delivered in the appropriate amount of ADSs.

October 2019 and May 2020 Warrants

The following is a brief summary of the October Private Placement Warrants, Wainwright October Warrants, May Private Placement Warrants and Wainwright May Warrants issued in connection with the October Private Placement and May Private Placement, as applicable, and is subject in all respects to the provisions contained in the applicable warrants, which, with respect to the October Private Placement Warrants and Wainwright October Warrants, are filed as exhibits to our Report on Form 6-K dated October 24, 2019, and for the May Private Placement Warrants and Wainwright May Warrants, are filed as exhibits to our Report on Form 6-K dated May 20, 2020. Unless otherwise stated, references to warrants in this section include the October Private Placement Warrants, May Private Placement Warrants, Wainwright October Warrants and Wainwright May Warrants.

Exercisability. The October Private Placement Warrants and Wainwright October Warrants became exercisable on December 23, 2019. The May Private Placement Warrants and Wainwright May Warrants became exercisable upon issuance. The October Private Placement Warrants and May Private Placement Warrants will expire five and one-half years from the initial exercise date, and the Wainwright October Warrants and Wainwright May Warrants will expire on October 22, 2024 and May 18, 2025, respectively. The holder shall deliver the aggregate exercise price for the ADSs specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

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Cashless Exercise. With respect to the October Private Placement Warrants and Wainwright October Warrants, if, more than six months after the date of issuance of such warrants, there is no effective registration statement registering, or no current prospectus available for, the resale of the Depositary Shares underlying such warrants, the holder may exercise the warrant, in whole or in part, on a cashless basis. With respect to the May Private Placement Warrants and Wainwright May Warrants, if there is no effective registration statement registering, or no current prospectus available for, the resale of the ADSs s underlying such warrants, the holder may exercise the warrant, in whole or in part, on a cashless basis.

Exercise Price. The exercise price of (i) each October Private Placement Warrant and Wainwright October Warrant is $31.25 per ADSs and (ii) each May Private Placement Warrants and Wainwright May Warrant is $10.25 and $10.3125 per ADSs, respectively, each subject to the ‘cashless exercise’ arrangements described above and to adjustment as described below.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% or 9.99%, as applicable, of the number of ordinary shares outstanding immediately after giving effect to the issuance of the ordinary shares underlying the ADSs upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in ADSs or ordinary shares, or any other equity or equivalent securities, subdivide or combine outstanding ADSs or ordinary shares s, or reclassify ADSs, ordinary shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of ADSs (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of ADSs outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue ordinary share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of ADSs, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of ADSs issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of ADSs or ordinary shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of ADSs issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each ordinary share represented by the ADSs that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of ordinary shares represented by the ADSs for which the warrant is exercisable immediately prior to such fundamental transaction.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Wainwright October Warrants and Wainwright May Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

May 2020 United Kingdom Placing Warrants

On May 22, 2020, we issued 6,666,666 Units, with each Unit comprising one new ordinary shares and one UK Warrant. The exercise price of the UK Warrants is £0.34 per share and it expires five years and six months from the issuance date. We also issued UK Warrants to purchase a total of 333,333 Ordinary Shares to Turner Pope, the placing agent, in connection with the closing of such offering, on the same terms and conditions as the other investors in the offering.

August 2022 Warrants

On August 3, 2022, we issued warrants to purchase 333,333 ordinary shares to Strand Hanson Limited, in payment for services rendered. The exercise price of such warrants is £0.135 per share and it expires three years from the issuance date.

Articles of Association

The following is a summary of certain provisions of our articles of association. Please note that this is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to our most recent Annual Report on Form 20-F.

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Shares and Rights Attaching to Them

Objects

The objects of our Company are unrestricted.

Share Rights

Subject to any special rights attaching to shares already in issue, our shares may be issued with or have attached to them any preferred, deferred or other special rights or privileges or be subject to such restrictions as we may resolve by ordinary resolution of the shareholders or decision of our board.

Voting Rights

Without prejudice to any rights or restrictions as to voting rights attached to any shares forming part of our share capital from time to time, the voting rights attaching to shares are as follows:

•	on a show of hands every shareholder who is present in person and each duly authorized representative present in person of a shareholder that is a corporation shall have one vote;

•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder and the proxy has been instructed by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it;

•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and either: (1) the proxy has been instructed by one or more of those shareholders to vote for the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote against it; or (2) the proxy has been instructed by one or more of those shareholders to vote against the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote for it; and

•	on a poll every shareholder who is present in person or by proxy shall have one vote for each share of which he is the holder.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded. Subject to the provisions of the Companies Act, as described in “Differences in Corporate Law - Voting Rights” in this prospectus, a poll may be demanded by:

•	the chairman of the meeting;

•	at least five shareholders present in person or by proxy and entitled to vote;

•	any shareholder(s) present in person or by proxy and representing in the aggregate not less than 10% of the total voting rights of all shareholders having the right to vote on the resolution; or

•	any shareholder(s) present in person or by proxy and holding shares conferring a right to vote on the resolution on which there have been paid up sums in the aggregate equal to not less than 10% of the total sums paid up on all shares conferring that right.

Restrictions on Voting

No shareholder shall be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

The Board of Directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on his shares. If a call remains unpaid after it has become due and payable, and the fourteen days’ notice provided by the Board of Directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the Board of Directors.

A shareholder’s right to attend general or class meetings of the Company or to vote in respect of his shares may be suspended by the Board of Directors in accordance with our Articles of Association if he fails to comply with a proper request for the disclosure of interests regarding the shares. See “Other United Kingdom Law Considerations—Disclosure of Interest in Shares” in this prospectus.

Dividends

We may, by ordinary resolution, declare a dividend to be paid to the share owners according to their respective rights and interests in profits, and may fix the time for payment of such dividend. No dividend may be declared in excess of the amount recommended by the directors. The Board of Directors may from time to time declare and pay to our share owners such interim dividends as appear to the directors to be justified by our profits available for distribution. There are no fixed dates on which entitlement to dividends arises on our ordinary shares.

The share owners may pass, on the recommendation of the directors, an ordinary resolution to direct that all or any part of a dividend to be paid by distributing specific assets, in particular paid up shares or debentures of any other body corporate. Our articles of association also permit, with the prior authority of an ordinary resolution of shareholders, a scrip dividend scheme under which share owners may be given the opportunity to elect to receive fully paid ordinary shares instead of cash, or a combination of shares and cash, with respect to future dividends.

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By the way of the exercise of a lien, if a share owner owes us any money relating in any way to shares, the Board of Directors may deduct any of this money from any dividend on any shares held by the share owner, or from other money payable by us in respect of the shares. Money deducted in this way may be used to pay the amount owed to us.

Unclaimed dividends and other money payable in respect of a share can be invested or otherwise used by directors for our benefit until they are claimed. A dividend or other money remaining unclaimed 12 years after it first became due for payment will be forfeited and shall revert to the Company.

A shareholder’s right to receive dividends on his shares may, if they represent more than 0.25% of the issued shares of that class, be suspended by the directors if he fails to comply with a proper request for the disclosure of interests regarding the shares. See “Other United Kingdom Law Considerations—Disclosure of Interests in Shares” in this prospectus.

Change of Control

There is no specific provision in our Articles of Association that would have the effect of delaying, deferring or preventing a change of control. We are, however, subject to the provisions of the United Kingdom City Code on Takeovers and Mergers, or the City Code, which contains detailed provisions regulating the timing and manner of any takeover offer for those of the Company’s shares which confer voting rights. See “Other United Kingdom Law Considerations—City Code on Takeovers and Mergers” in this prospectus.

Variation of Rights

Whenever our share capital is divided into different classes of shares, all or any of the rights attached to any class may be varied or abrogated in such manner (if any) as may be provided by those rights or (in the absence of any such provision) either with the consent in writing of the holders of at least 75% of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Alteration of Share Capital and Repurchases

Subject to the provisions of the Companies Act, and without prejudice to any relevant special rights attached to any class of shares, we may, from time to time:

•	increase our share capital by allotting and issuing new shares in accordance with the our articles of association and any relevant shareholder resolution;

•	consolidate all or any of our share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of our shares into shares of a smaller nominal amount (i.e., par value) than our existing shares; or

•	redenominate our share capital or any class of share capital.

Preemptive Rights and New Issuance of Shares

Under the Companies Act, the issuance of equity securities (except shares held under an employees’ share scheme) that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which our shareholders’ approval would be required to renew the exclusion). In this context, “equity securities” means ordinary shares (and would exclude shares that, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution), and any and all rights to subscribe for or convert securities into such ordinary shares. This differs from U.S. law, under which shareholders generally do not have pre-emptive rights unless specifically granted in the certificate of incorporation or otherwise.

By way of resolutions passed at our annual general meeting held on June 20, 2022, authorities were given to the directors to allot shares in the Company, or to grant rights to subscribe for or to convert or exchange any security into shares in the Company, up to an aggregate nominal amount representing one-third of our issued share capital for a period up to the earlier of the conclusion of our 2023 annual general meeting or 15 months from the date of passing of the first resolutions at the annual general meeting for 2023 referenced above. Pre-emptive rights under the Companies Act will not apply in respect of allotment of shares for cash made pursuant to such authority, up to approximately 10% of the issued share capital. Renewal of such authorization is expected to be sought at each of our annual general meetings.

In circumstances where we allot further ordinary shares, we must apply for such new ordinary shares to be admitted to trading on AIM, which in some instances requires the publication of an admission document.

Transfer of Shares

Any certificated shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other manner which is permitted by the Companies Act and approved by the Board of Directors. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.

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All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of its relevant system. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.

The Board of Directors may decline to register any transfer of any share unless it is:

•	a fully paid share;

•	a share on which the Company has no lien;

•	in respect of only one class of shares;

•	in favor of a single transferee or not more than four transferees;

•	duly stamped or duly certificated or otherwise shown the satisfaction of the Board of Directors to be exempt from any required stamp duty; or

•	delivered for registration at the Company’s registered office or such other place as the Board of Directors may decide, accompanied by the certificate for the shares to which it relates (other than uncertificated shares) and any other evidence the Board of Directors may reasonably require to provide the title to such share of the transferor.

If the Board of Directors declines to register a transfer it shall, as soon as practicable and in any event within two months after the date on which the transfer is lodged, send to the transferee notice of the refusal, together with reasons for the refusal.

CREST

To be traded on AIM, securities must be able to be transferred and settled through the CREST system. CREST is a computerized paperless share transfer and settlement system which allows securities to be transferred by electronic means, without the need for a written instrument of transfer. The Articles of Association are consistent with CREST membership and, among other things, allow for the holding and transfer of shares in uncertificated form.

Shareholder Meetings

Annual General Meetings

In accordance with the Companies Act, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board sees fit, subject to the requirements of the Companies Act, as described in “Differences in Corporate Law—Annual General Meeting” and “Differences in Corporate Law—Notice of General Meetings” in this prospectus.

Notice of General Meetings

The arrangements for the calling of general meetings are described in “Differences in Corporate Law—Notice of General Meetings” in this prospectus.

Subject to certain conditions, holders of ADSs are entitled to receive notices under the terms of the deposit agreement relating to the ADSs. See “Description of American Depositary Shares—Voting Rights” in this prospectus.

Quorum of General Meetings

No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Class Meetings

The provisions in the Articles of Association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:

•	no member, other than a member of the Board of Directors, shall be entitled to notice of it or attend such meeting unless he is a holder of shares of that class;

•	the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class;

•	at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every shares of the class held by him; and

•	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.

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Directors

Number of Directors

We may not have less than two directors on our Board of Directors. We have no maximum number of directors, though we may fix a maximum number by ordinary resolution of the shareholders. We may, by ordinary resolution of the shareholders, vary the minimum and any maximum number of directors from time to time.

Appointment of Directors

Subject to the provisions of the Articles of Association, we may, by ordinary resolution of the shareholders, elect any person to be a director, either to fill a casual vacancy or as an addition to the existing board.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the Board of Directors has the power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing Board of Directors. Any director appointed by the Board of Directors will hold office only until the earlier to occur of the close of the next following annual general meeting and someone being appointed in his stead at that meeting. Such a director is eligible for re-election at that meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at such meeting.

Rotation of Directors

At every annual general meeting, one-third of the directors or, if their number is not a multiple of three, then the number nearest to and not exceeding one-third, shall retire from office and each director must retire from office at least once every three years. If there are fewer than three directors, one director shall make himself or herself available for re-election

The directors to retire on each occasion shall be those subject to retirement by rotation who have been longest in office since their last election, but as between persons who became or were re-elected directors on the same day those to retire shall (unless they otherwise agree amongst themselves) be determined by lot.

A director who retires at the annual general meeting shall be eligible for re-election.

The shareholders may, at the meeting at which a director retires, fill the vacated office by electing a person and in default the retiring director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost or such director has given notice in writing to us that he is unwilling to be re-elected or such director has attained the retirement age applicable to him as director pursuant to the Companies Act.

Director’s Interests

The Board of Directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests and which may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not, save as otherwise agreed by him, be accountable to us for any benefit which he (or a person connected with him) derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

Subject to the requirements under Sections 175, 177 and 182 of the Companies Act (which require a director to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with our interests, and to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with us), and provided that he has disclosed to the Board of Directors the nature and extent of any interest of his in accordance with the Companies Act and the Articles of Association, a director notwithstanding his office:

•	may be a party to, or otherwise interested in, any transaction or arrangement with us or in which we are otherwise interested;

•	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by us or in which we are otherwise interested; and

•	shall not, by reason of his office, be accountable to us for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

In the case of interests arising where a director is in any way, directly or indirectly, interested in (a) a proposed transaction or arrangement with us or (b) a transaction or arrangement that has been entered into by us and save as otherwise provided by the Articles of Association, such director shall not vote at a meeting of the Board of Directors or of a committee of the Board of Directors on any resolution concerning such matter in which he has a material interest (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, us) unless his interest or duty arises only because the case falls within one or more of the following paragraphs:

•	the resolution relates to the giving to him or a person connected with him of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or such a person at the request of or for the benefit of, us or any of our subsidiaries;

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•	the resolution relates to the giving of a guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which the director or a person connected with him has assumed responsibility in whole or part under a guarantee or indemnity or by the giving of security;

•	the resolution relates in any way to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected with him do not to his knowledge hold an interest in shares representing one per cent or more of any class of the equity share capital of such company or of the voting rights available to shareholder of such company;

•	the resolution relates in any way to an arrangement for the benefit of our employees or any employees of our subsidiaries which does not award him as such any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

•	the resolution relates in any way to the purchase or maintenance for the directors of insurance; or

•	the resolution is in respect of any matter in which the interest of the director cannot reasonably be regarded as conflicting.

A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

If a question arises at a meeting of the Board of Directors or of a committee of the Board of Directors as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

An interest of a person connected with a director shall be treated as an interest of the director and Section 252 of the Companies Act shall determine whether a person is connected with a director.

Directors’ Fees and Remuneration

Each of the directors shall be paid a fee at such rate as may from time to time be determined by the Board of Directors (or for the avoidance of doubt any duly authorized committee of the Board of Directors) provided that the aggregate of all such fees so paid to directors shall not exceed £300,000 per annum, or such higher amount as may from time to time be determined by ordinary resolution of shareholders.

Each director may be paid his reasonable traveling, hotel and other expenses of attending and returning from meetings of the Board of Directors or committees thereof of or general meetings or separate meetings of the holders class of shares or of debentures and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director. Any director who, by request, goes or resides abroad for any purposes required by us or who performs services which in the opinion of the Board of Directors go beyond the ordinary duties of a director may be paid such extra remuneration as the Board of Directors may determine.

An executive director shall receive such remuneration as the Board of Directors may determine, and either in addition to or in lieu of his remuneration as a director as detailed above.

Age Limitations and Share Ownership

We do not have any age limitations for our directors, nor do we have mandatory retirement as a result of reaching a certain age. Our directors are not required to hold any shares in the Company.

Borrowing Power

Our directors may exercise all the powers of the Company to borrow or raise money and mortgage or charge all or any part of our undertaking, property and assets (present and future), and uncalled capital. Subject to the Companies Act, the directors may also create and issue debentures, other loan stock and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Our directors are required to restrict the borrowings of the Company to ensure that the aggregate principal amount of borrowings at any one time outstanding and all of its subsidiary undertakings (other than intra-Group borrowing) shall not at any time, without the previous sanction of an ordinary resolution of the Company, exceed two times the gross asset value of the Company and our subsidiaries.

Liability of Midatech and its Directors and Officers

Subject to the provisions on indemnities set out in Companies Act, every director, alternate director or former director (and of any associated company) shall be entitled to be indemnified out of our assets against all costs and liabilities incurred by him or her in relation to any proceedings or any regulatory investigation or action which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director so long as the indemnities do not cover liability for breach of duty to the Company or cover any fine, costs or related expense in connection with any proceedings for default on the part of the director. Lawful indemnities extend to the provision of funds to him or her by the Company to meet expenditure incurred or to be incurred by him in defending himself in any proceedings (whether civil or criminal) or in connection with an application for statutory relief or in an investigation by a regulatory authority which must however be repaid where such proceedings, application, investigation or action are in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the Company (or any associated company of ours) and he or she is convicted or found in default thereof. Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

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Under a deed poll declared by us on August 5, 2015, or a Deed of Indemnity, our Board of Directors and our Company Secretary are indemnified against costs and liabilities incurred in connection with their office, other than any liability owed by such person to the Company itself (or any of our associated entities) and other than indemnification for liabilities in certain circumstances, which are prohibited by virtue of the Companies Act. The Deed of Indemnity provides that a director may also be lent sums to finance any relevant defense costs, provided that, in the event such proceedings involve criminal or civil matters in which the person is convicted or has a judgment made against him or her, then such loan must be repaid. Our total aggregate liability of Midatech under the Deed of Indemnity is £5 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to a charter provision, by-law, contract, arrangements, statute or otherwise, we acknowledge that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other United Kingdom Law Considerations

Notification of Voting Rights

A shareholder in a public company incorporated in the United Kingdom whose shares are admitted to trading on AIM is required pursuant to Rule 5 of the Disclosure Guidance and Transparency Rules of the United Kingdom Financial Conduct Authority to notify us of the percentage of his voting rights if the percentage of voting rights which he holds as a shareholder or through his direct or indirect holding of financial instruments (or a combination of such holdings) reaches, exceeds or falls below 3%, 4%, 5%, and each 1% threshold thereafter up to 100% as a result of an acquisition or disposal of shares.

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, and we would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or agreed to acquire not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, requiring such person within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares. The Articles of Association specify that a response is required from such person within 14 days after service of any such notice.

Under the Articles of Association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or Default Shares, the directors may by notice direct that:

•	in respect of the Default Shares, the relevant member shall not be entitled to attend or vote (either in person or by proxy) at any general meeting or of a general meeting of the holders of a class of shares or upon any poll or to exercise any right conferred by the Default Shares; and/or

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•	where the Default Shares represent at least 0.25% of their class, (a) any dividend (or any part of a dividend) payable in respect of the Default Shares shall be retained by us without liability to pay interest, (b) the shareholder may not be entitled to elect to receive shares instead of a dividend, and (c) no transfers by the relevant member of any Default Shares may be registered (unless the member himself is not in default and the transfer does not relate to Default Shares, the transfer is exempt or that the transfer is permitted under the U.K. Uncertificated Securities Regulations 2001).

Purchase of Own Shares

Under English law, a limited company may only purchase or redeem its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase or redeem its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:

•	specify the maximum number of shares authorized to be acquired;

•	determine the maximum and minimum prices that may be paid for the shares; and

•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We currently have authority from a resolution passed at our 2019 annual general meeting to purchase a maximum of 40,939,961 shares representing approximately 10% of our issued capital valid for a period up to the earlier of the conclusion of our 2020 annual general meeting or 15 months from the date of passing such resolution, although we do not currently have any distributable profits out of which such a purchase or redemption of shares may be made.

Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

City Code on Takeovers and Mergers

As a United Kingdom incorporated public company with our registered office in the United Kingdom which is admitted to AIM, we are subject to the City Code, which is issued and administered by the United Kingdom Panel on Takeovers and Mergers, or the Panel. The City Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the City Code contains certain rules in respect of mandatory offers. Under Rule 9 of the City Code, if a person:

•	acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or

•	who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in us, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and depending on the circumstances, its concert parties would be required (except with the consent of the Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

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Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ADSs, other than withholding tax requirements. There is no limitation imposed by English law or in the Articles of Association on the right of non-residents to hold or vote shares.

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors	Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by a single resolution of the shareholders such resolution must not be put to shareholders unless a resolution that it should be so made has first been agreed to by the shareholders without any vote being against it.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period beginning with the day following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting and, if the directors fail to do so within a prescribed period, may themselves, or any of them representing more than one half of the total voting rights of all of them, call a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

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Notice of General Meetings	Under the Companies Act, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting of a public limited company which fulfil certain conditions. In addition, certain matters, such as resolutions to remove directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Quorum	Subject to the provisions of a company’s articles of association, the Companies Act provides that two shareholders present at a meeting (in person, by proxy or authorized under the Companies Act) shall constitute a quorum for companies with more than one shareholder.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Pre-emptive Rights	Under the Companies Act, “equity securities”, being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless the period during which any such offer may be accepted as expired or the company has received notice of acceptance of refusal, or an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise (in each case in accordance with the provisions of the Companies Act).	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

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Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise (in each case in accordance with the provisions of the Companies Act).	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Under the Companies Act, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•      any breach of the director’s duty of loyalty to the corporation or its stockholders;

•      acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•      intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•      any transaction from which the director derives an improper personal benefit.

Voting Rights

Under the model articles of public companies, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or by the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

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Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors that are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•      the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or a class thereof, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

•      the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•      the approval of the board of directors; and

•      approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

•      to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole, subject in certain specified circumstances to consider or act in the interests of the creditors of the company;

•      to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•      to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

•      to exercise independent judgement;

•      to exercise reasonable care, skill and diligence;

•      not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

•      a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

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Shareholder Litigation	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from an act or omission involving a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some or all of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•      state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•      allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•      State the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Listing

The ADSs are listed on The Nasdaq Capital Market under the symbol “MTP”.

Transfer Agent and Registrar

Our share register is maintained by our registrar, Neville Registrars Limited. The transfer agent and registrar for our ADSs is Computershare.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our ordinary shares represented by ADSs in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our ADSs and the number of ADSs to be received upon exercise;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences and any applicable material U.K. tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ADSs will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions, if any;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Share Capital,” “Description of American Depositary Shares,” and “Description of Warrants,” will apply to each unit, as applicable, and to any ordinary shares represented by ADSs or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as a unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

General

Our ADSs are deposited pursuant to the Amended and Restated Deposit Agreement dated February 8, 2021, among the Company, The Bank of New York Mellon as depositary, ands owners and holders of ADSs. The depositary registers and delivers the ADSs. Each ADS represents five ordinary shares (or a right to receive five ordinary shares) deposited with The Bank of New York Mellon, London Branch, or any successor, as custodian for the depositary. Each ADS also represents any other securities, cash or other property that may be held by the depositary. The deposited ordinary shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having ADSs registered in your name in the Direct Registration System, or (2) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder. This description assumes you are a ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

ADS holders are not treated as shareholders and do not have shareholder rights. English law governs shareholder rights. The depositary is the holder of the ordinary shares underlying the ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as a ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. A copy of the deposit agreement is incorporated by reference as an exhibit to our most recent Annual Report on Form 20-F. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADS.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. As a ADS holder, you will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. We do not expect to declare or pay any cash dividends or cash distributions on our ADSs for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the ADSs or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis and at the then prevailing market rate, and can transfer the U.S. dollars to the United States. If that is not possible and lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See the section titled “Item 10 E. Additional Information—Taxation” in our most recent Annual Report on Form 20-F for a summary of certain tax consequences in respect of dividends or distributions to holders of ADSs. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Ordinary Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary will only distribute whole ADSs. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us, may make such elective distribution available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you. As a condition of making a distribution election available to ADS holders, the depositary may require satisfactory assurances from us that doing so would not require registration of any securities under the Securities Act. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares, or at all.

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Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash distributions. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

U.S. securities laws may restrict transfers and cancellation of the ADSs representing ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted ADSs that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to you anything else we distribute to holders of deposited securities by any means it determines is equitable and practicable. If it cannot make the distribution proportionally among the owners, the depositary may adopt another equitable and practical method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property.

However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, and delivery of any required endorsements, certifications or other instruments of transfer required by the depositary, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will transfer and deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will transfer and deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of whole deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, and subject to the laws of England and Wales and our Articles of Association, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders.

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The depositary will only vote or attempt to vote as you instruct or as described above. If we ask the depositary to solicit the ADS holders’ instructions to vote and a ADS holder fails to instruct the depositary as to the manner in which to vote by the specified date, such ADS holder will be deemed to have given a discretionary proxy to a person designated by us to vote the number of deposited securities represented by its ADSs, unless we notify the depositary that we do not wish to receive a discretionary proxy, there is substantial shareholder opposition to the particular question, or the particular question would have an adverse impact on our shareholders.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions provided that any such failure is in good faith. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting far enough in advance to withdraw the ordinary shares.

Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the deposit agreement, the holders of ADSs will be required to pay the following fees:

Persons depositing or withdrawing our ordinary shares or ADS holders must pay:	For:
5.00 USD (or less) per 100 ADSs (or portion of 100 ADSs)	Issue of ADSs, including issues resulting from a distribution of our ordinary shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

0.05 USD (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to ADS holders had been our ordinary shares and the ADSs had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

0.05 USD (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares of our ordinary shares on our share register to or from the name of the depositary or its agent when persons deposit or withdraw our ordinary shares

Expenses of the Depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADS or our ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing our ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

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The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

The depositary has agreed to reimburse us for a portion of certain expenses it incurs that are related to establishment and maintenance of the ADR program. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. Further, the depositary has agreed to reimburse us certain fees payable to the depositary by holders of ADSs. Neither we nor the depositary can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of service fees to be charged to holders of ADSs and (iii) its reimbursable expenses related to the program are not known at this time.

Payment of Taxes

ADS holders will be responsible for any taxes or other governmental charges payable on their ADSs or on the deposited securities represented by any of their ADSs. The depositary may refuse to register any transfer of ADSs or allow a ADS holder to withdraw the deposited securities represented by his or her ADSs until those taxes or other charges are paid. It may apply payments owed to such ADS holder or sell deposited securities represented by such D ADS holder’s ADSs to pay any taxes owed and such ADS holder will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our ordinary shares	The cash, ordinary shares or other securities received by the depositary will become deposited securities.

• Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of new deposited securities.

• Distribute securities on the ordinary shares that are not distributed to you	The depositary may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities. The depositary may also sell the new deposited securities and distribute the net proceeds if we are unable to assure the depositary that the distribution (a) does not require registration under the Securities Act or (b) is exempt from registration under the Securities Act.

• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	Any replacement securities received by the depositary shall be treated as newly deposited securities and either the existing ADSs or, if necessary, replacement ADSs distributed by the depositary will represent the replacement securities. The depositary may also sell the replacement securities and distribute the net proceeds if the replacement securities may not be lawfully distributed to all ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing a notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

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After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations under the deposit agreement will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay and we will not have any obligations thereunder to current or former ADS holders.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding Depositary Shares or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder, to the fullest extent permitted by applicable law, waive the right to a jury trial in an action against us or the depositary arising out of or relating to the deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your Depositary Shares

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

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•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of Depositary Shares

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary.

The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of prerelease to 30% of the number of deposited shares, although the depositary may disregard this limit from time to time if it determines it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of Depositary Shares

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

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EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$0
FINRA filing fee	4,250
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)       These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

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LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the warrants and units governed by U.S. law and certain other matters of U.S. law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares underlying the ADSs and certain matters governed by English law will be passed on for us by Brown Rudnick LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2021, and for the each of the two years in the period then ended, incorporated by reference into this prospectus have been so incorporated in reliance on a report of Mazars LLP, an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2021 contains an explanatory paragraph regarding our ability to continue as a going concern.

Mazars LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements as of December 31, 2019 and for the year then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2019 contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO LLP, Reading, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

ENFORCEMENT OF JUDGMENTS

We are a public limited company incorporated under the laws of England and Wales. Certain of our directors and executive officers and experts named in this prospectus reside outside of the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for an investor to serve process on us or our directors and executive officers or to compel any of them to appear in Court in the United States or to enforce judgments obtained in U.S. courts against them or us, including judgments based on civil liability provisions of the securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive in the United Kingdom if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.midatechpharma.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 26, 2022;

•	our Reports on Form 6-K furnished to the SEC on January 18, 2022, March 8, 2022, March 9, 2022, April 14, 2022, April 26, 2022, June 6, 2022, June 10, 2022, June 21, 2022, September 14, 2022 (both filings), and October 4, 2022, that we incorporate by reference into this prospectus; and

•	the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A originally filed with the SEC on December 2, 2015, and as amended on April 30, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Midatech Pharma PLC

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

+44

29 2048 0180

You may also access these documents on our website, www.midatechpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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MIDATECH PHARMA PLC

393,973 AMERICAN DEPOSITARY SHARES

REPRESENTING 9,849,325 ORDINARY SHARES

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann

The date of this prospectus supplement is December 13, 2022